News Release From Nuance Communications

Contacts:

For Investors and Press	For Press
Richard Mack	Erica Hill
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: erica.hill@nuance.com
Nuance Announces Third Fiscal Quarter 2007 Results
Strong Performance across Speech Markets
Drives Robust Revenue, Earnings and Cash Flows
BURLINGTON, Mass., August 7, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the third fiscal quarter ended June 30, 2007.
Nuance reported revenues of $156.6 million in the quarter ended June 30, 2007, a 39 percent increase over revenues of $113.1 million in the quarter ended June 30, 2006. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of approximately $157.0 million which includes $0.3 million in revenue lost to purchase accounting in conjunction with the Company’s acquisitions of Dictaphone Corporation and BeVocal, Inc. Using the non-GAAP measure, revenues grew 30 percent over the same quarter last year.
On a GAAP basis, Nuance recognized a net loss of $7.6 million, or $(0.04) per share, in the quarter ended June 30, 2007, compared with a net loss of $9.4 million, or $(0.06) per share, in the quarter ended June 30, 2006. Using a non-GAAP measure, Nuance reported non-GAAP net income of $27.8 million, or $0.14 per diluted share, for the period ending June 30, 2007, compared to non-GAAP net income of $19.7 million, or $0.11 per diluted share, in the quarter ended June 30, 2006.
The non-GAAP revenue amount includes revenue lost to purchase accounting in conjunction with the Company’s acquisitions of Dictaphone Corporation and BeVocal, Inc. The non-GAAP net income amount excludes non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Nuance experienced solid growth in its embedded, network and healthcare speech business lines, fueling strong revenue growth and earnings above expectations,” said Paul Ricci, chairman and CEO of Nuance. “These results further demonstrate our ability to extend Nuance’s position in the global speech industry and to realize the benefits and synergies of recent acquisitions.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Enterprise Speech — Network enterprise speech revenues were a record organically, up sequentially and year-over-year owing to demand for customer care solutions powered by speech across a breadth of industries. Significant agreements for both new customers and expanded deployments included AT&T, Dell, HSBC, TIAA-CREF and Ticketmaster. Nuance experienced accelerating demand for its customer care offerings as it moves from providing enabling technologies to richer solutions that improve the quality and consistency of customer communications.

•	Healthcare Dictation and Transcription — Dictaphone healthcare revenues in the quarter were also at record levels, as the demand for dictation and transcription solutions within hospitals and healthcare facilities continued to grow. The Company sustained strong demand and revenue growth for its iChart hosted transcription services, signing several multi-million dollar, extended-term contracts in the quarter.

•	Embedded Speech — Nuance embedded speech revenues achieved record levels in the quarter, up 46 percent year-over-year. Performance owed to accelerated royalties and strategic relationships with manufacturers including Daimler Chrysler, Ford, LG, Mercedes, Mitsubishi, Texas Instruments and a leading provider of personal navigation devices.

•	Voice Search and Communications — Nuance expanded its offerings and initiatives in voice search and mobile communications. The Company delivered Nuance Voice Search, a portfolio of solutions that provide enhanced capabilities for ad-based solutions and business category search. Continued performance owed to voice search and connected services through customers and partners including AT&T, Handango, Jingle Networks, Palm, RIM, Rogers Wireless, SwissCom and Verizon.

•	PDF and Imaging Solutions — Nuance delivered a strong quarter for its PDF solutions with revenues up sequentially and year-over-year. These strengths though were offset by comparatively weaker performance of scanning applications as the Company approached the impending launch of OmniPage 16 and against a quarter last year that included a significant license.

•	Operational Achievement — Nuance continued its focus on disciplined acquisition integration, cost synergies and expense controls which resulted in improvements and leverage in its operating margins. In addition, cash flows from operations were approximately $30.3 million, up from $17.6 million in Q3 2006.

•	Strategic Acquisitions — The Company announced the acquisitions of VoiceSignal and Tegic Communications, adding proven solutions, broad industry relationships and talented employees that enhance Nuance’s position in mobile markets. The companies present compelling opportunities for Nuance with respect to their technical and operational capabilities, respective growth trajectories and financial returns afforded shareholders. Nuance expects these acquisitions will close during its fourth fiscal quarter.
Nuance to Host Quarterly Conference Call at 8:30 a.m. Today
In conjunction with the announcement, Nuance will broadcast its quarterly conference call over the Internet at 8:30 a.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1766 or (612) 332-0530 five minutes prior to the call and referencing conference code 883018. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 883018.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, iChart and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions, demand for the Nuance’s iChart managed transcription services, opportunities provided by our recent acquisitions; the long-term nature of certain agreements for iChart hosted transcription services; and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10-K/A for the year ended September 30, 2006 and subsequently filed quarterly reports on Form 10-Q. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the independent review of our fiscal Q3 2007 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarters ended June 30, 2006 and 2007, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisitions of BeVocal and Dictaphone that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2007	2006	2007	2006
Product and licensing	$74,868	$60,535	$220,931	$162,271
Professional services, subscription and hosting	49,271	25,099	110,078	55,071
Maintenance and support	32,500	27,462	91,113	43,035

Total revenue	156,639	113,096	422,122	260,377

Costs and expenses:
Cost of product and licensing	9,448	8,553	31,734	18,290
Cost of professional services, subscription and hosting	32,339	19,824	75,458	41,846
Cost of maintenance and support	6,973	6,223	20,512	9,871
Cost of revenue from amortization of intangible assets	3,367	2,468	9,209	7,419

Total costs of revenue	52,127	37,068	136,913	77,426

Gross Margin	104,512	76,028	285,209	182,951

Research and development	19,661	16,457	53,748	41,516
Selling and marketing	46,733	36,474	132,454	90,159
General and administrative	19,705	15,018	52,630	40,571
Amortization of other intangible assets	6,347	6,377	16,613	10,361
Restructuring and other charges	(54)	67	(54)	(1,233)

Total operating expenses	92,392	74,393	255,391	181,374

Income (loss) from operations	12,120	1,635	29,818	1,577

Other income (expense), net	(7,371)	(6,867)	(20,677)	(8,052)

Income (loss) before income taxes	4,749	(5,232)	9,141	(6,475)

Provision for income taxes	12,384	4,168	19,740	8,524

Loss before cumulative effect of accounting change	(7,635)	(9,400)	(10,599)	(14,999)

Cumulative effect of accounting change	—	—	—	(672)

Net Loss	(7,635)	(9,400)	(10,599)	(15,671)

Net Loss per share: basic & fully diluted	$(0.04)	$(0.06)	$(0.06)	$(0.10)

Weighted average common shares outstanding:
Basic	180,356	167,482	173,786	162,400
Fully Diluted	180,356	167,482	173,786	162,400

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	June 30, 2007	September 30, 2006

Current assets:
Cash and cash equivalents	$168,031	$112,334
Marketable Securities	7,846	—
Accounts receivable, net	139,954	130,526
Inventories, net	8,391	6,795
Prepaid expenses and other current assets	15,233	13,245
Deferred tax assets	420	421

Total current assets	339,875	263,321

Goodwill	882,987	699,333
Other intangible assets, net	259,826	220,040
Land, building and equipment, net	37,018	30,700
Other assets	36,650	21,680

Total assets	$1,556,356	$1,235,074

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long term debt and obligations under capital leases	$5,062	$3,953
Accounts payable and accrued expenses	109,247	80,442
Deferred revenue	98,864	93,589
Other short term liabilities	13,402	34,064

Total current liabilities	226,575	212,048

Deferred revenue, net of current portion	11,286	9,800
Long term debt and obligations under capital leases, net of current portion	436,461	349,990
Other long term liabilities	132,419	86,640

Total liabilities	806,741	658,478

Stockholders’ equity	749,615	576,596

Total liabilities and stockholders’ equity	$1,556,356	$1,235,074

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2007	2006	2007	2006
GAAP total revenue	$156,639	$113,096	$422,122	$260,377
Purchase accounting adjustment — revenue	311	7,893	4,353	7,893

Total Non-GAAP revenue	$156,950	$120,989	$426,475	$268,270

GAAP net loss	$(7,635)	$(9,400)	$(10,599)	$(15,671)
Cost of revenue from amortization of intangible assets	3,367	2,468	9,209	7,419
Amortization of other intangible assets	6,347	6,377	16,613	10,361
Non-cash stock based compensation (1)	12,125	5,553	33,079	15,196
Non-cash interest expense	898	1,180	2,884	2,880
Restructuring and other charges	(54)	67	(54)	(1,233)
Non-cash taxes	11,184	2,782	15,979	5,588
Purchase accounting adjustment — cost of revenue (3)	(220)	(1,987)	(817)	(1,987)
Purchase accounting adjustment — revenue (3)	311	7,893	4,353	7,893
Acquisition related transition and integration costs (2)	1,542	4,775	5,267	10,910

Non-GAAP net income	$27,865	$19,708	$75,913	$41,356

Non-GAAP net income diluted:	$0.14	$0.11	$0.39	$0.23

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	180,356	167,482	173,786	162,400

Fully Diluted	199,686	183,475	192,050	178,989

	Three months ended		Nine months ended
	June 30,		June 30,
(1) Non-cash stock based compensation	2007	2006	2007	2006
Cost of product and licensing	$3	$17	$15	$65
Cost of maintenance and support	249	186	716	298
Cost of professional services, subscription and hosting	962	490	2,412	1,199
Research and development	1,887	1,097	4,912	3,157
Selling and marketing	5,338	2,081	13,640	4,836
General and administrative	3,686	1,682	11,384	4,969
Cumulative effect of accounting change	—	—	—	672

Total	$12,125	$5,553	$33,079	$15,196

(2) Acquisition related transition and integration costs
Cost of product and licensing	$3	$30	$26	$30
Cost of maintenance and support	40	578	465	693
Cost of professional services, subscription and hosting	128	328	474	459
Research and development	119	707	595	831
Selling and marketing	447	641	1,343	1,035
General and administrative	805	2,490	2,364	7,862

Total	$1,542	$4,775	$5,267	$10,910

(3)Purchase accounting adjustment
Revenue	$311	$7,893	$4,353	$7,893
Cost of product and licensing	—	(1,987)	(597)	(1,987)
Cost of professional services	(220)	—	(220)	—

Total	$91	$5,906	$3,536	$5,906